EX-35.6
(logo) PHH Mortgage
PHH
4001 Leadenhall Road
Mt. Laurel, NJ 08054


February 28, 2008



Re: Supplemental Servicer Compliance Statement

Attention: Wells Faro Bank, NA
Deal Name: see Schedule A
PHH Investor code: see Schedule A

Dear Sir and/or Madame:

This statement of compliance is being provided in accordance with Item 1123 of Regulation AB. The Undersigned hereby states that:

1. I am an authorized officer of PHH Mortgage Corporation (the "Servicer");

2. A review of the Servicer's activities during the period from January 1, 2007 through December 31, 2007 (the "Reporting Period") and its performance under the Agreement has been made under my supervision; and

3. To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout the Reporting Period.


By: /s/ Marc J. Hinkle
Name: Marc J. Hinkle
Title: Vice President


(page)


Schedule A


PHH Inv ID      PHH Cat ID              Deal name
128             015                     BSABS 2007-SD3
128             015                     BSABS 2007-SD3
179             017                     Sequoia 2007-1
179             018                     SEMT 2007-2
179             019                     SEMT 2007-3
179             020                     SEMT 2007-4
192             All                     PHHAM 2007-2
205             All                     PHH 2007-SL1
240             All                     BAYVIEW 2007-B
270             All                     MANA 2007-A3
280             All                     JPMMT 2007-A3
520             All                     JPMMT 2006-S2
521             All                     JPALT 2006-S3
524             All                     JPALT 2006-A3
525             All                     JPMMT 2006-S3
526             All                     JPALT 2006-A4
529             All                     MLMI 2006-A4
530             All                     MSM 2006-11
532             All                     BSALTA 2006-5
533             All                     MCLL 2007-WL2
539             All                     MSM 2006-12XS
546             All                     DBALT 2006-AB4
554             All                     JPALT 2006-A2
559             All                     JPMT 2006-A3
569             All                     JPALT 2006-S2
579             All                     DBALT 2007-2
583             All                     LMT 2007-10
584             All                     MLMI 2006-AF1
586             All                     JPMMT 2007-S3
590             All                     JPMMT 2006-A6
591             All                     CSMC 2006-8
592             All                     SASCO 2007-SC1
596             All                     MSM 2006-15XS
597             All                     JPALT 2006-A6
599             All                     MLMI 2006-AF2
605             All                     BSALTA 2006-03
607             All                     MLCC 2006-3
620             All                     DBALT 2006-AR5
624             All                     PRIME 2006-CL1
626             All                     MLCC 2006-02
638             All                     MLCC 2007-WL3
656             All                     JPALT 2006-S4
659             All                     BAFC 2006-8T2
660             All                     PHHAM 2007-3
665             All                     BAFC 2006-I
673             All                     BSALTA 2006-8
674             All                     MLCC 2007-3

PHH Inv ID      PHH Cat ID              Deal Name
678             All                     BAYVIEW 2006-D
679             All                     BSABS I 2006-SD
698             All                     LMT 2007-5
730             All                     JPALT 2007-S1
737             All                     JPMMT 2006-A4
739             All                     JPMMT 2006-A7
757             All                     MSM 2006-7
760             All                     JPALT 2007-A2
778             All                     BAFC 2007-1
780             All                     MANA 2007-A1
784             All                     CSMC 2007-1
788             All                     MLCC 2007-1
792             All                     MSM 2007-1XS
793             All                     JPMMT 2007-A4
800             All                     BSALTA 2006-2
801             All                     JPMMT 2006-A2
802             All                     JPMMT 2006-S1
806             All                     DBALT 2006-AF1
810             All                     PHHAM 2007-1
817             All                     MSM 2007-6XS
819             All                     JPMMT 2007-S1
819             All                     JPMMT 2007-S1
822             All                     JPMMT 2007-S2
823             All                     RBSGC 2007-B
846             All                     MLMBS 2007-1
851             All                     BSSLT 2007-SV1
853             All                     BSALTA 2006-4
855             All                     MLCC 2007-2
856             All                     MANA 2007-AF1
878             All                     MANA 2007-A2
879             All                     DBALT 2007-AB1
883             All                     JPALT 2006-A1
889             All                     MLMBS 2007-3
892             All                     MLCC 2006-1
895             All                     JPALT 2006-S1
901             All                     MLCC 2007-WL1
904             All                     BAYVIEW 2007-A
910             All                     GSAA 2007-9
912             All                     LMT 2007-9
960             All                     DBALT 2006-1
961             All                     BSALTA 2006-1
962             All                     JPMMT 2006-A1
964             All                     MSM 2006-2
967             All                     GSR 2006-1F
967             All                     GSR 2007-AR1
967             All                     GSR 2007-3F
967             All                     GSR 2007-AR2
816             All                     MANA 2007-F1
